UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2011

TSINGDA EEDU CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Island	000-52347	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town, Tongzhou District, Beijing, PR China	101105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86 10-62690222/0255/0299)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Securities Purchase Agreement and Warrants.

          On July 12, 2011, Tsingda eEdu Corporation (the “Company”) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with AMI (“the Investor”) pursuant to which the Company completed an offering (the “Offering”) of 3,000,000 ordinary shares (the “Ordinary Shares”) at a price of $4.56 per share for total gross proceeds of $13,680,000.

          On July 21, 2011, the Company and the Investor closed on the initial tranche of $5,000,000. A second and final tranche of $8,680,000 is expected to close as soon as practicable following the additional of the Investors to the shareholder registry of the Company.

          The issuance of the Ordinary Shares to the Investor is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S thereof. The Company made this determination based on the representation of Investor that the Investor is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such Investor is acquiring the Ordinary Shares for investment purposes for its own account and not as nominees or agent, and not with a view to the resale or distribution thereof, and that the Investor understood that the Ordinary Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

          Under the Securities Purchase Agreement, the Company agreed to file an initial registration statement to register the Ordinary Shares for resale in a registration statement with the Securities and Exchange Commission within 45 days from the initial closing, and to make such registration statement effective within 180 days from the initial closing.

          The foregoing is not a complete summary of the terms of the Offering or the Securities Purchase Agreement described in this Items 1.01 and 3.02, and reference is made to the complete text of the Securities Purchase Agreement which is set forth as an exhibit hereto, which is incorporated by reference herein into this Items 1.01 and 3.02.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) EXHIBITS

Exhibit No.	Description

10.1	Securities Purchase Agreement dated July 12, 2011 by and between the Company and AMI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TSINGDA EEDU CORPORATION

Date: July 26, 2011	By:	/s/ Mr. Zhang Hui

Mr. Zhang Hui President and Chief Executive Officer